CONFIRMING STATEMENT
This Statement confirms that the
 undersigned has authorized and
designated Paul Bork, Andrew Cordner
 and Tiffany Ford, each acting singly,
 to execute and file on the undersigned's behalf all Forms 3, 4, and 5
(including any amendments thereto)
that the undersigned may be required
to file with the U.S. Securities and
Exchange Commission as a result of the
undersigned's ownership of or
transactions in securities of
Vistula Communications Services, Inc.
The authority of Paul Bork, Andrew
Cordner and Tiffany Ford under this
Statement shall continue until the
undersigned is no longer required to
file Forms 3, 4, and 5 with regard to
the undersigned's ownership of or
transactions in securities of Vistula
Communications Services, Inc. unless
earlier revoked in writing.  The
undersigned acknowledges that Paul Bork,
Andrew Cordner and Tiffany Ford are not
assuming any of the undersigned's
responsibilities to comply with Section 16
 of the Securities Exchange Act of 1934.
This Statement revokes the authority
of any person named in any prior confirming statement relating to the undersigned's filing obligations with respect to securities of Vistula
Communications Services, Inc. who is not named herein, and this Statement replaces and supersedes any such prior confirming statement.

Dated: 3/July/2004
/s/ Adam Bishop
Adam Bishop